UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 16, 2009

GAMETECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-23401 (Commission File Number)	33-0612983 (IRS Employer Identification No.)

8850 Double Diamond Pkwy. Reno, Nevada (Address of principal executive offices)		89521 (Zip Code)

(775) 850-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01                            Entry into a Material Definitive Agreement
Item 3.03	Material Modification to Rights of Security Holders
Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 1.01                            Entry into a Material Definitive Agreement.

On July 16, 2009, we entered into Amendment No. 1 to the Rights Agreement dated March 7, 2003 (the “Rights Agreement”), with Mellon Investor Services LLC, as rights agent (“Amendment No. 1”).  Amendment No. 1 amends the definition of “Acquiring Person” to increase from 15% to 26.5% the minimum beneficial ownership interest in the Company’s outstanding common stock that would cause our current Chairman of the Board (as a “Grandfathered Person”) to become an Acquiring Person.  Thus, Amendment No. 1 permits our Chairman of the Board to acquire up to 26.5% of our common stock before triggering the dilutive effect of the rights under the Rights Agreement.  No other changes were made to the Rights Agreement.

  For further information, please refer to the text of Amendment No. 1, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 9.01                            Financial Statements and Exhibits

Exhibits

Exhibit No.	Description
4.1	Amendment No. 1 to Rights Agreement between GameTech International, Inc. and Mellon Investor Services LLC, as Rights Agent, dated July 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMETECH INTERNATIONAL, INC.

By: /s/ Jay Meilstrup
Name: Jay M. Meilstrup
Title: Chief Executive Officer

Dated:                      July 20, 2009